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                                    CSN, INC.
                         3478 BUSKIRK AVENUE, SUITE 260
                         PLEASANT HILL, CALIFORNIA 94523


                                 January 1, 1997


[Optionee]
c/o Color Spot Nurseries, Inc.
3478 Buskirk Avenue
Pleasant Hill, CA 94523

          RE:  GRANT OF STOCK PURCHASE OPTIONS

Dear [Optionee]:

          CSN, Inc., formerly Color Spot Nurseries, Inc. (the "COMPANY"), is pleased to advise you that you have been granted a stock purchase option (an "OPTION") under its 1997 Stock Option Plan (the "PLAN") (a copy of which is enclosed) as provided below. Capitalized terms used and not defined herein have the meanings set forth in the Plan.

     1.   OPTION TERMS.

          (a)  GRANT.  In connection with your service as an employee of the
Company, you are hereby granted an Option to purchase up to [   ] shares of the
Company's Common Stock, $.01 par value (the "OPTION SHARES"), at a price of $4.96 per Option Share, subject to adjustment pursuant to paragraph 8 below (the "EXERCISE PRICE"), payable upon exercise as set forth in paragraph 2 below.
Your Option will expire at the close of business on the tenth anniversary of the date hereof (the "EXPIRATION DATE"), subject to earlier expiration in connection with the termination of your service as a director as provided below. Your Option is intended to be an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended.

          (b)  EXERCISABILITY/VESTING.

               (i) VESTING. Your Option will be exercisable only to the extent it has vested. Your Option will be vested with respect to 25% of your Option Shares (rounded to the nearest whole share) as of each of the next four anniversaries of the date hereof, in each case IF AND ONLY IF you have been continuously serving as a member of the Company's Board of Directors from the date of this Agreement through such dates.

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               (ii) ACCELERATION OF VESTING.  In the event of a Sale of the
Company or the consummation of a public offering of Common Stock resulting in gross proceeds to the Company of $30.0 million or more, in either case during the term of your service as a director of the Company, your Option will automatically become 100% vested. In connection with any Sale of the Company, the Company may provide on not less than 20 days' notice to you that any portion of your Option which has not been exercised prior to or in connection with the Sale of the Company will be forfeited. In lieu of requiring such exercise, the Company may provide for the cancellation of your Option in exchange for a payment equal to the excess (if any) of the consideration per share of Common Stock receivable in connection with such Sale of the Company over the Exercise Price.

               (iii) CONDITIONS ON EXERCISE. As a condition to exercise of your Option, you agree to be bound by the Stockholders Agreement dated as of December 31, 1996 among the Company and the various stockholders signatory thereto, with the Option Shares constituting "Option Stock" as defined therein.

          (c) TERMINATION OF OPTION. In no event shall any part of your Option be exercisable after the Expiration Date set forth in paragraph 1(a). If your service as a director of the Company is terminated by the Company as a result of your refusal to perform the normal duties of a director or is terminated voluntarily by you prior to the third anniversary of the date hereof, all of your Option not previously exercised shall expire and be forfeited whether or not vested. If your service as a director of the Company terminates for any other reason, that portion of your Option that is not vested and exercisable on the date of termination of your employment shall expire and be forfeited, and the portion of your Option that is vested and exercisable on the date of such termination shall expire, to the extent not theretofore exercised, 90 days following such date of termination or, in the case of termination due to your death or disability, one year following such date of termination.

     2. PROCEDURE FOR EXERCISE. You may exercise all or any portion of your Option to the extent permitted hereby, at any time and from time to time by delivering written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of an amount equal to the product of
(i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. The Company may delay effectiveness of any exercise of your Option for such period of time as may be necessary to comply with any legal or contractual provisions to which it may be subject relating to the issuance of its securities. As a condition to any exercise of your Option, you will permit the Company to deliver to you all financial and other information regarding the Company necessary to enable you to make an informed investment decision, and you will make all customary investment representations which the Company requires.

     3. SECURITIES LAW RESTRICTIONS. You represent that when you exercise your Option you will be purchasing the Common Stock covered thereby for your own account and not on behalf of others. You may not sell, transfer or dispose of any Common Stock issued pursuant to your Option (except pursuant to an effective registration statement under the Securities Act of 1933) without first delivering to the Company an opinion of counsel reasonably acceptable in form



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and substance to the Company that registration under the Securities Act or any applicable state securities laws is not required in connection with such transfer. You further understand that the certificates for any Common Stock you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

     4. OPTION NOT TRANSFERABLE. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of intestate succession.

     5. CONFORMITY WITH PLAN. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

     6. WITHHOLDING OF TAXES. The Company may, if necessary or desirable, withhold from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to the issuance or exercise of your Option, and the Company may defer such issuance or exercise unless indemnified by you to its satisfaction against the payment of any such amount.

     7. ADJUSTMENTS. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Company may, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.

                            *     *     *     *     *

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     Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

                                   Very truly yours,

                                   CSN, INC.


                                   By:
                                        -------------------------------------
                                             Michael Vukelich
                                             Chief Executive Officer


Enclosures:    1.   Extra copy of this Agreement
               2.   Copy of the Plan

               The undersigned hereby acknowledges that he or she has read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and therein.

Dated as of __________, 1997                      OPTIONEE



                                        -------------------------------
                                        Name: [Optionee]